EXHIBIT 99.1

ShoreTel Reports Financial Results for Third Quarter Fiscal Year 2010

Company Achieves Record Revenue and Gross Margins

SUNNYVALE, Calif., April 29, 2010 (GLOBE NEWSWIRE) -- ShoreTel® (Nasdaq:SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated Unified Communications (UC), today announced financial results for the third quarter of fiscal year 2010, which ended March 31, 2010.

For the third quarter of fiscal year 2010, revenue was $37.0 million, up 4 percent sequentially from the second quarter of fiscal 2010 and 19 percent from the third quarter of fiscal year 2009. GAAP net loss was $(4.5) million, or $(0.10) per share, compared to a GAAP net loss of $(7.3) million, or $(0.17) per share, reported in the third quarter of fiscal 2009. Excluding stock-based compensation expenses of $2.8 million and related tax adjustments, the non-GAAP net loss for the third quarter of fiscal year 2010 was $(1.7) million, or $(0.04) per diluted share, compared to a non-GAAP net loss of $(0.8) million, or $(0.02) per diluted share, reported in the third quarter of fiscal year 2009.

GAAP gross margins for the third quarter of fiscal year 2010 increased for the third quarter in a row to a record 64.9 percent, compared with 63.7 percent during the same quarter last year. GAAP gross margins in the third quarter of fiscal year 2010 included $0.2 million in stock-based compensation charges. Non-GAAP gross margins, which exclude stock-based compensation charges, were also an all-time high of 65.6 percent in the third quarter of fiscal year 2010, up from 64.3 percent in the year-ago quarter.

As of March 31, 2010, the company had $114.6 million in cash, cash equivalents and short-term investments. The company generated approximately $1.7 million in cash flow from operations during the quarter.

"In our third quarter, we achieved our highest revenue in company history and shipped our millionth phone. We also made solid progress with our national partners, in the healthcare vertical and in our international business. We have continued to invest in hiring additional resources in sales, support and research and development as well as increased our investment in our branding campaign. Our fourth quarter looks to be even more exciting with the recent introduction of our Lowest Total Cost of Ownership Guarantee program. With this program we stand behind our product in a bold way and highlight what many in the industry already know: that complexity costs money. ShoreTel offers a solution that was built from the beginning with simplicity in mind so not only is it the highest quality, easiest to use UC solution but it also has the lowest TCO in the industry," said John W. Combs, chairman and chief executive officer of ShoreTel.

Operational Highlights for the Third Quarter of Fiscal Year 2010

ShoreTel Reaches One Million Phone Shipment Milestone

ShoreTel reached an important milestone in the Company's history during the third quarter, shipping its one millionth phone to Clinica Romero in Los Angeles as part of an initial deployment that includes more than 180 phones in three locations. As a private, nonprofit, federally qualified community health center, Clinica Romero operates in East Los Angeles neighborhoods, serving disadvantaged patients, including the homeless.

Nation's Largest Not-for-profit Long-term Care Provider Selects ShoreTel UC System

In March, ShoreTel announced that the Evangelical Lutheran Good Samaritan Society was in the process of deploying a ShoreTel UC system across 200 of its offices in the United States. The Society is the nation's largest not-for-profit long-term care provider, with an 88-year history of creating communities where people can find meaningful lives and fulfilling work. The Good Samaritan Society is deploying the ShoreTel UC system to support more than 17,000 end users in an installation that includes about 5,000 mobile devices. The deployment is being rolled out in several stages, and the phased implementation is an excellent example of the ShoreTel 360 Migration Program, which enables the Society to phase out its legacy equipment and integrate new ShoreTel products over time, seamlessly migrating to an all-ShoreTel solution with enhanced capabilities and dramatic cost savings. The Good Samaritan Society is just one example of a growing number of healthcare customers that have chosen ShoreTel as their mission-critical UC system provider.

ShoreTel Receives 2009 Market Tools CustomerSat Achievement in Customer Excellence (ACE) Award

In March, ShoreTel announced that it had won seven 2009 MarketTools CustomerSat Achievement in Customer Excellence (ACE) Awards. The company was awarded six individual awards, more than any other company, as well as the best overall award for the third year in a row. These accolades demonstrate ShoreTel's longstanding commitment to delivering unmatched customer service and satisfaction to its global customer base. ShoreTel earned the ACE Awards based on its customer feedback at world-class levels within seven areas: Overall Satisfaction of ShoreTel; Overall Satisfaction with the ShoreTel UC System; Overall Satisfaction with Training; Overall Satisfaction with Technical Ability from both a new customer and ongoing customer perspective; Overall Satisfaction with Technical Support; and Overall Satisfaction with Implementation.

ShoreTel Receives Favorable Ruling from the IRS

During the quarter ShoreTel received a private letter ruling from the IRS allowing it to utilize at least $20 million in net operating losses that were previously limited under change of ownership provisions in section 382 of the IRS code. This ruling will allow the company to obtain a refund from its 2008 tax return as well as offset future taxable earnings.

ShoreTel Launches First-Ever "Lowest Total Cost of Ownership Guarantee" for Unified Communications Customers

Shortly after the close of the quarter, the Company announced a first-of-its-kind program that guarantees the lowest total cost of ownership (TCO) for new ShoreTel customers. For its Lowest TCO Guarantee program, ShoreTel uses independent third-party data to compare the total costs a business will incur for its UC system over time. If the analysis shows that ShoreTel's TCO is higher than a competitor's, ShoreTel guarantees it will lower its prices to beat the competition. ShoreTel can deliver this kind of guarantee because of its brilliantly simple architecture, which delivers an intrinsically lower TCO and dramatically greater value than the more complex and less reliable solutions offered by other vendors.

Business Outlook

The company is providing the following outlook for the quarter ending June 30, 2010:

  Revenue is expected to be in the range of $35 to $38 million.
  GAAP gross margins are expected to be in the range of 63 to 64 percent, including approximately $300,000 in stock-based compensation expenses. Non-GAAP gross margins are expected to be in the range of 64 to 65 percent.
  GAAP operating expenses are expected to be in the range of $30 to $31 million, which includes approximately $2.5 million in stock-based compensation expenses. Non-GAAP operating expenses are expected to be in the range of $27.5 to $28.5 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash and other special charges that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses and other special charges and related tax adjustments in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for April 29, 2010

ShoreTel will host a corresponding conference call and live Webcast at 2:30 p.m. Pacific Daylight Time on April 29, 2010. To access the conference call, dial +1-877-584-6502 for the U.S. and Canada or +1-706-679-0430 for international callers and provide the operator with the conference identification number 67100121. The Webcast will be available live in the Investor Relations section of the company's corporate Web site at www.shoretel.com and via replay beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Daylight Time on April 29, 2010 until 11:59 p.m. Eastern Daylight Time on May 6, 2010, by dialing +1-800-642-1687 or +1-706-645-9291 for callers outside the U.S. and Canada, and entering the conference identification number 67100121.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by John W. Combs relating to ShoreTel's business momentum, industry outlook, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the global economic downturn, particularly in the United States, and the uncertain impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, our dependence on key suppliers and other supply and manufacturing risks, our ability to control costs, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, including unforeseen delays and unknown defects, uncertainty as to market acceptance of new products and services, and other risk factors set forth in ShoreTel's Form 10-Q for the quarter ended December 31, 2009 and Form 10-K for the fiscal year ended June 30, 2009, as amended.

About ShoreTel, Inc.

ShoreTel, Inc., (Nasdaq:SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data, and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas, United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of March 31, 2010	As of December 31, 2009	As of June 30, 2009

ASSETS
Current assets:
Cash and cash equivalents	$ 67,703	$ 78,778	$ 73,819
Short-term investments	46,878	36,177	33,847
Accounts receivable - net	19,617	18,750	21,454
Inventories	12,318	14,498	11,805
Prepaid expenses and other current assets	8,166	3,416	3,110
Total current assets	154,682	151,619	144,035
Property and equipment - net	5,350	4,287	3,475
Other assets	6,516	8,054	8,114
Total assets	$ 166,548	$ 163,960	$ 155,624

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 7,617	$ 8,800	$ 7,774
Accrued liabilities and other	9,951	5,451	4,494
Accrued employee compensation	6,233	7,280	4,895
Deferred revenue	17,850	16,601	15,255
Total current liabilities	41,651	38,132	32,418

Long-term liabilities:
Long-term deferred revenue	8,723	8,058	7,236
Other long-term liabilities	2,272	2,250	2,198
Total liabilities	52,646	48,440	41,852

Stockholders' equity:

Common stock	218,428	215,568	209,238
Deferred stock compensation	(3)	(14)	(54)
Accumulated deficit	(104,523)	(100,034)	(95,412)
Total stockholders' equity	113,902	115,520	113,772

Total liabilities and stockholders' equity	$ 166,548	$ 163,960	$ 155,624

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Revenue:
Product	$ 28,945	$ 24,691	$ 83,685	$ 83,801
Support and services	8,089	6,546	22,556	18,631
Total revenues	37,034	31,237	106,241	102,432
Cost of revenue
Product (1)	10,049	8,624	29,369	28,726
Support and services (1)	2,933	2,730	8,323	8,589
Total cost of revenue	12,982	11,354	37,692	37,315
Gross profit	24,052	19,883	68,549	65,117
Gross profit %	64.9%	63.7%	64.5%	63.6%

Operating expenses:
Research and development (1,2)	8,634	7,552	23,666	23,769
Sales and marketing (1,2)	14,726	11,472	39,653	34,484
General and administrative (1,2)	5,214	5,301	14,596	15,399
Litigation Settlement	--	4,110	--	4,110
Total operating expenses	28,574	28,435	77,915	77,762
Loss from operations	(4,522)	(8,552)	(9,366)	(12,645)
Other income, net	(120)	149	168	567
Loss before benefit from income taxes	(4,642)	(8,403)	(9,198)	(12,078)
Benefit from income taxes	153	1,056	87	154
Net loss	$ (4,489)	$ (7,347)	$ (9,111)	$ (11,924)
Net loss per share available to common stockholders:
Basic	$ (0.10)	$ (0.17)	$ (0.20)	$ (0.27)
Diluted (3)	$ (0.10)	$ (0.17)	$ (0.20)	$ (0.27)

Shares used in computing net loss per share available to common stockholders:

Basic	44,941	43,793	44,731	43,576
Diluted (3)	44,941	43,793	44,731	43,576

(1) Includes stock-based compensation as follows:
Cost of product revenue	$ 34	$ 23	$ 99	$ 86
Cost of support and services revenue	207	184	553	606
Research and development	805	597	2,248	2,181
Sales and marketing	911	741	2,528	2,753
General and administrative	861	619	2,320	1,926
	$ 2,818	$ 2,164	$ 7,748	$ 7,552

(2) Includes restructuring charge as follows:
Research and development	--	124	--	124
Sales and marketing	--	278	(27)	278
General and administrative	--	99	--	99
	$ --	$ 501	$ (27)	$ 501

(3) Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so the would have been anti-dilutive.
SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

GAAP gross profit	$ 24,052	$ 19,883	$ 68,549	$ 65,117
Stock-based compensation included in cost of revenue	241	207	652	692
Non-GAAP gross profit	$ 24,293	$ 20,090	$ 69,201	$ 65,809

GAAP gross profit %	64.9%	63.7%	64.5%	63.6%
Stock-based compensation included in cost of revenue	0.7%	0.6%	0.6%	0.6%
Non-GAAP gross profit %	65.6%	64.3%	65.1%	64.2%

Total GAAP operating expenses	$ 28,574	$ 28,435	$ 77,915	$ 77,762
Stock-based compensation included in operating expenses	(2,577)	(1,957)	(7,096)	(6,860)
Litigation settlement	--	(4,110)	--	(4,110)
Restructuring charge included in operating expenses	--	(501)	27	(501)
Cancellation of contractual obligation included in Sales and marketing	--	(273)	--	(273)
Total non-GAAP operating expenses	$ 25,997	$ 21,594	$ 70,846	$ 66,018

GAAP net loss available to stockholders:	$ (4,489)	$ (7,347)	$ (9,111)	$ (11,924)
Adjustments for non-GAAP items	2,818	7,048	7,721	12,436
Tax effect of non-GAAP adjustments	4	(517)	(28)	(575)
Non-GAAP net loss available to stockholders	$ (1,667)	$ (816)	$ (1,418)	$ (63)

GAAP diluted net loss per share (a):	$ (0.10)	$ (0.17)	$ (0.20)	$ (0.27)
Adjustments for non-GAAP items	0.06	0.16	0.17	0.28
Tax effect of non-GAAP adjustments	0.00	(0.01)	0.00	(0.01)
Non-GAAP diluted net loss per share (a):	$ (0.04)	$ (0.02)	$ (0.03)	0.00
Shares Used in Non-GAAP diluted per share calculation	44,941	43,793	44,731	43,576

(a) Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.
SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q4 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	June 30, 2010

	High	Low
GAAP gross profit %	64.0%	63.0%
Adjustments for stock-based compensation	1.0%	1.0%
Non-GAAP gross profit %	65.0%	64.0%

Total GAAP operating expenses	$ 31,000	$ 30,000
Adjustments for stock-based compensation	$ (2,500)	$ (2,500)
Total non-GAAP operating expenses	$ 28,500	$ 27,500
CONTACT:   ShoreTel, Inc.
           Investor Contact:
           Tonya Chin
           408-962-2573
           tchin@shoretel.com